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                                                              EXHIBIT 23.6

                   CONSENT OF PAINEWEBBER INCORPORATED

                                                         December 12, 1995

Board of Directors
NexGen, Inc.
1623 Buckeye Drive
Milpitas, California 95035-7243

  Reference is made to the letter dated October 5, 1995 from PaineWebber Incorporated to NexGen, Inc. ("NexGen") and our opinion dated December 14, 1995 to the Board of Directors of NexGen. We hereby consent to the reference to us and our opinion in the Joint Proxy Statement/Prospectus forming a part of a Registration Statement on Form S-4.

                                          PaineWebber Incorporated

                                                    David M. Reed, Jr.
                                          By: _________________________________
                                                    David M. Reed, Jr.
                                                     Managing Director